UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

WASTE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Oakland Hills Court, Fairfield, California 94534

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

As of August 31, 2026, the Board had approved the following equity issuances and conversion transactions. The shares described below have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, when issued, will constitute restricted securities:

(i)	15,000,000 shares of common stock to 221 Cap pursuant to the restricted stock award described under Item 5.02(e) below, in consideration of historical and continuing services and subject to the vesting, forfeiture, securities-law and transfer-agent provisions of the Agreement;

(ii)	The Board approved the conversion of $37,500 of accrued and unpaid compensation or other amounts owed by the Company to Scott Gallagher at an agreed conversion price of $0.005 per share into 7,500,000 shares of restricted common stock. The Board approved issuance of the shares to Mr. Gallagher or, subject to appropriate documentation, to 221 Cap. Mr. Gallagher disclosed his interest and abstained from approval of the transaction; and

(iii)	The Board approved the conversion of $30,000 of accrued and unpaid compensation owed by the Company to W. Scott McBride, a director and executive officer of the Company, at an agreed conversion price of $0.005 per share into 6,000,000 shares of restricted common stock. Mr. McBride disclosed his financial interest and abstained from approval of the transaction.

No cash proceeds will be received by the Company in connection with the Gallagher or McBride conversion shares because the shares are being issued in satisfaction of existing Company obligations. No underwriting discounts or commissions are being paid in connection with the foregoing transactions. The Company intends to rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the issuances described above, based on the private nature of the transactions and the relationship of the recipients to the Company.

As of the date of this Current Report, the foregoing shares had not yet been issued by the Company’s transfer agent. The Company will update its capitalization and beneficial-ownership disclosures as appropriate following completion of the applicable issuances.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2026, following approval by the disinterested members of the Board of Directors (the “Board”) of Waste Energy Corp. (the “Company”), the Company entered into an Executive Consulting and Management Services Agreement (the “Agreement”) with 221 Cap, LLC (“221 Cap”), an entity controlled by Scott Gallagher, the Company’s Chairman, President, Chief Executive Officer and Interim Chief Financial Officer. The Agreement is effective September 1, 2026. Mr. Gallagher is the designated key executive through whom 221 Cap will principally perform the services contemplated by the Agreement. Mr. Gallagher disclosed his ownership and financial interest in 221 Cap and abstained from the Board’s substantive approval of his compensation arrangement.

The Agreement has an initial term of three years and provides 221 Cap with an option to renew for one additional three-year term, subject to the conditions contained in the Agreement. The Agreement provides for an annual consulting and management fee of $240,000, payable to 221 Cap, and an annual performance bonus based on the Company’s consolidated annual operating revenue. The minimum annual performance bonus is $50,000 if operating revenue is at least $1,000,000 but less than $2,500,000, $100,000 if operating revenue is at least $2,500,000 but less than $5,000,000, and $200,000 if operating revenue is $5,000,000 or more. During a renewal term, the annual consulting fee and the dollar amounts payable under the annual performance bonus program increase by 10%, while the operating revenue thresholds remain unchanged unless otherwise agreed in writing.

The Agreement also provides for a one-time restricted stock award of 15,000,000 shares of the Company’s common stock to 221 Cap. The award vests in three installments: 5,000,000 shares on September 1, 2026, 5,000,000 shares on September 1, 2027, and 5,000,000 shares on September 1, 2028. Unvested shares are subject to transfer restrictions, forfeiture and cancellation. The Agreement further permits 221 Cap to elect to receive up to $40,000 per contract year of the annual consulting fee in shares of common stock, with the number of shares determined using the official closing market price on the final trading day of the applicable month and with no discount to market price.

The Agreement provides for certain executive-level benefits and expense reimbursements, indemnification and directors’ and officers’ liability insurance protections. If the Company terminates the Agreement without Cause, or 221 Cap terminates the Agreement for Good Reason, 221 Cap is entitled to accrued and unpaid fees, any earned but unpaid performance bonus, termination compensation equal to 12 months of the then-current annual consulting fee, and immediate vesting of all remaining unvested shares under the restricted stock award. The Agreement also provides for accelerated vesting upon Mr. Gallagher’s death or disability or a Change in Control, as defined in the Agreement. The Agreement is governed generally by Florida law, subject to Nevada law for matters of the Company’s internal corporate affairs, and provides for binding arbitration in Hillsborough County, Florida.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

On August 26, 2026, the Board approved the submission to the Company’s stockholders, by written consent in lieu of a special meeting, of a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 400,000,000 shares to 1,600,000,000 shares (the “Authorized Share Amendment”).

The record date for determining stockholders entitled to execute and deliver written consents will be stated in the definitive Consent Solicitation Statement. The Company filed a preliminary consent solicitation statement on Schedule 14A on August 28, 2026 relating to the proposed Authorized Share Amendment. The definitive consent solicitation materials will include the applicable record date, the final number of shares entitled to act by written consent and the resulting voting threshold. No form of written consent will be furnished to or requested from stockholders until the definitive consent solicitation statement has been furnished to the stockholders being solicited.

Correction to Preliminary Consent Solicitation Statement. The Company’s preliminary consent solicitation statement on Schedule 14A filed on August 28, 2026 inadvertently stated that the disinterested directors had approved the conversion of $27,500 of accrued or unpaid compensation owed to W. Scott McBride into 5,500,000 shares of common stock at $0.005 per share. The correct amount of the obligation approved for conversion is $30,000, resulting in 6,000,000 shares of common stock at $0.005 per share. As of the date of this Current Report, none of such shares had been issued by the Company’s transfer agent or reflected as issued in the Company’s stock ledger. The Company will reflect the corrected information in its definitive consent solicitation statement.

The Authorized Share Amendment has not yet been approved by the Company’s stockholders and will not become effective unless and until the requisite stockholder consent is obtained and the applicable amendment to the Company’s Articles of Incorporation is filed and becomes effective in accordance with Nevada law.

IMPORTANT INFORMATION REGARDING THE SOLICITATION

The Company intends to solicit written consents from its stockholders with respect to the Authorized Share Amendment. STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY CONSENT SOLICITATION STATEMENT FILED WITH THE SEC ON AUGUST 28, 2026 AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT SOLICITATION STATEMENT, TOGETHER WITH ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION CONCERNING THE AUTHORIZED SHARE AMENDMENT AND THE WRITTEN CONSENT PROCESS.

The preliminary consent solicitation statement and, when filed, the definitive consent solicitation statement and other relevant documents are or will be available free of charge through the SEC’s EDGAR database at www.sec.gov. Copies of the Company’s consent solicitation materials may also be obtained without charge by written request to Waste Energy Corp., 3250 Oakland Hills Court, Fairfield, California 94534, Attention: Corporate Secretary.

The Company and its directors and executive officers, including Scott Gallagher, Edmund C. Moy and W. Scott McBride, may be deemed participants in the solicitation. Information concerning the beneficial ownership and other direct or indirect interests of these persons is set forth under the headings “Security Ownership of Certain Beneficial Owners and Management” and “Interest of Certain Persons in the Proposal” in the Company’s preliminary consent solicitation statement on Schedule 14A filed with the SEC on August 28, 2026. Stockholders should review those disclosures, as the participants’ interests may differ from those of stockholders generally.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws, including statements regarding the proposed solicitation of written consents, the Authorized Share Amendment, the timing of the definitive consent solicitation materials, the Company’s ability to obtain the requisite stockholder consent, and the issuance of securities described above. Forward-looking statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially. There can be no assurance that the Company will obtain the requisite stockholder consent, that the Authorized Share Amendment will become effective, or that any contemplated share issuance will be completed on the anticipated terms or timing. The Company undertakes no obligation to update any forward-looking statement except as required by applicable law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*	Executive Consulting and Management Services Agreement, effective September 1, 2026, by and between Waste Energy Corp. and 221 Cap, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Management contract or compensatory plan, contract or arrangement required to be filed pursuant to Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE ENERGY CORP.

Date:	August 31, 2026
By:	/s/ Scott Gallagher
Scott Gallagher
Chief Executive Officer